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                                                                    EXHIBIT 16.3




                         [Ernst & Young letterhead]





Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549                                              March 30, 1998






Dear Sirs:

We have read the statements pertaining to our firm made by Viasystems Inc., in its form 10-K (No. 333-29727) under the caption "Changes in and disagreements with accountants on auditing and financial disclosure" and are in agreement therewith.

Yours faithfully


Ernst & Young